Exhibit 5.1

Opinion of Christopher K. Bowen, Esq.

[NYMEX Letterhead]

NYMEX Holdings, Inc.

One North End Avenue

World Financial Center

New York, NY 10282

March 21, 2007

NYMEX Holdings, Inc.

One North End Avenue

World Financial Center

New York, New York 10282

Re:	NYMEX Holdings, Inc. Automatic Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

I am General Counsel, Chief Administrative Officer and Secretary of NYMEX Holdings, Inc. (the “Company”), a corporation organized under the laws of the State of Delaware. I am acting as counsel for the Company in connection with the secondary offering (the “Secondary Offering”) by certain stockholders of the Company (the “Selling Stockholders”) named in the Registration Statement on Form S-3 (File No. 333-140845) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on February 23, 2007, under the Securities Act of 1933, as amended (the “Act”), relating to the registration by the Company of 8,050,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), including 1,050,000 shares subject to an over-allotment option, and the sale by the Selling Stockholders of the 8,050,000 shares of Common Stock and all such other shares to be included on a prospectus supplement to the Registration Statement and sold by the Selling Stockholders (the “Secondary Shares”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, I have examined and relied on originals or copies certified or otherwise identified to my satisfaction, of: (i) the Registration Statement on Form S-4 as filed with the Commission under the Act (such Registration Statement, as declared effective by the Commission on May 19, 2000, being hereinafter referred to as the “Demutualization Registration Statement”) (File No. 333-30332); (ii) the prospectus, dated May 19, 2000 (the “Demutualization Prospectus”) which forms a part of and is included in the Demutualization Registration Statement; (iii) Agreement and Plan of Merger between New York Mercantile

Exchange and New York Mercantile Exchange, Inc., filed as Annex A to the Demutualization Registration Statement; (iv) Agreement and Plan of Merger between New York Mercantile Exchange, Inc., the Company and NYMEX Merger Sub, Inc., filed as Annex B to the Demutualization Registration Statement; (v) Certificate of Incorporation of the Company, filed as Annex C to the to the Demutualization Registration Statement; (vi) Bylaws of the Company, filed as Annex D to the to the Demutualization Registration Statement; (vii) Stock Purchase Agreement by and among the Company and General Atlantic Partners 82, L.P., GapStar, LLC, GAP Coinvestments III, LLC, GAP Coinvestments IV, LLC and GAPCO GmbH & Co. KG (collectively, the “GA Parties”), filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Commission on November 18, 2005; (viii) Amendment No. 1 to Stock Purchase Agreement by and among the Company and the GA Parties, filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Commission on February 15, 2006; (ix) the amended and restated certificate of incorporation of the Company as of November 1, 2006 (the “Certificate of Incorporation”); (x) the form of Amended and Restated Certificate of Incorporation of the Company (the “New Charter”), effective upon consummation of the initial public offering (the “IPO”) filed as an exhibit to the Registration Statement on Form S-1, as amended (File No. 333-135800), filed with the Commission on July 17, 2006 under the Act (the “IPO Registration Statement”); (xi) the amended and restated by-laws of the Company, as of November 1, 2006 (the “By-Laws”); (xii) the form of Amended and Restated By-Laws of the Company, effective upon consummation of the IPO, filed as an exhibit to the IPO Registration Statement (the “New By-Laws”); (xiii) certain resolutions of the Board of Directors and the stockholders of the Company, relating to the IPO Registration Statement, the approval of the New Charter and the New By-Laws and certain other related matters; (xiv) certain resolutions of the Board of Directors and stockholders of the Company relating to the shares that were the subject of the IPO; (xv) the Registration Statement on Form S-1 (File No. 333-138126) as filed with the Commission on October 20, 2006 under the Act; (xvi) Amendment No. 1 to the Registration Statement as filed with the Commission on November 3, 2006 (such Registration Statement, as so amended, being hereinafter referred to as the “Comex Registration Statement”); (xvii) the Agreement and Plan of Merger by and among New York Mercantile Exchange, COMEX Acquisition Corp. and COMEX, dated January 28, 1994, filed as Exhibit 10.13 to the IPO Registration Statement; (xviii) Amendment No. 1 to the Agreement and Plan of Merger by and among New York Mercantile Exchange, COMEX Acquisition Corp. and COMEX, dated March 25, 1994, filed as Exhibit 10.13.1 to the IPO Registration Statement; (xix) the COMEX Transaction Agreement (the “COMEX Transaction Agreement”), entered into by and among the Company, the NYMEX Division, the COMEX Division, and the Governors Committee of the COMEX Division, filed as Exhibit 10.1 of Current Report on Form 8-K, filed with the Commission on September 26, 2006; (xx) a specimen certificate representing the Common Stock; (xxi) the form of Amendment to the Certificate of Incorporation and the New Charter (“COMEX Transaction Amendment”), effective upon consummation of the COMEX Division transaction, filed with the Secretary of State of the State of Delaware, filed as Exhibits B and C to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Commission on September 26, 2006; (xxii) the form of Amended and Restated COMEX By-Laws (the “New COMEX By-Laws”), effective upon consummation of the COMEX Division transaction, filed as Exhibit E to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Commission on September 26, 2006; (xxiii) certain resolutions of the Board of Directors and the stockholders of the Company, relating to the issuance of the shares that were the subject of the Comex

Registration Statement, pursuant to the COMEX Transaction Agreement and certain other related matters; and (xxiv) certain resolutions of the Board of Directors of the COMEX Division, the Governors Committee of the COMEX Division, relating to the COMEX Transaction Agreement and certain other related matters. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinion set forth herein.

In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies and the authenticity of the originals of such copies. In making my examination of executed documents, I have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

I am a member of the Bar in the State of New York and I do not express any opinion as to the laws of any jurisdiction other than the federal laws of the United States of America and the General Corporate Law of the State of Delaware, to the extent referred to specifically herein, and I do not express any opinion as to the effect of any other laws on the opinion stated herein.

Based upon and subject to the foregoing, I am of the opinion that the Secondary Shares have been duly authorized and validly issued and are fully paid and nonassessable.

I hereby consent to the filing of this opinion with the Commission as an Exhibit 5 to the Current Report on Form 8-K, dated the date hereof. I also consent to the reference to my name under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving these consents, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Christopher K. Bowen
Christopher K. Bowen, Esq.
General Counsel and Chief Administrative Officer and Corporate Secretary

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